SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2005
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Date of Report
(Date of Earliest Event Reported)

The Furia Organization, Inc.
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(Exact Name of Registrant as Specified in its Charter)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
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(Address of principal executive offices)

972.722.9999
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(Registrant’s telephone number, including area code)

N/A
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(Former name and former address, if changed since last report)

Delaware	000-13910	95-3931129
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(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Item 4.01   Change in Registrant’s Certifying Accountant

       Effective March 16, 2005, Harvey Weingard, C.P.A., the independent certified public accountant and auditor of The Furia Organization, Inc. (the “Company”) for the fiscal years ended June 30, 2003 and 2004, was dismissed by the Company from further audit services to the Company because Mr. Weingard was not registered with the Public Company Accounting Oversight Board. The dismissal was approved by the Board of Directors of the Company.

       During the fiscal years ended June 30, 2003 and 2004, the financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, except that the reports of Harvey Weingard, C.P.A. for such fiscal years indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

       For the two fiscal years ended June 30, 2003 and 2004, there were no disagreements between the Company and Harvey Weingard, C.P.A. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Harvey Weingard, C.P.A. would have caused Harvey Weingard, C.P.A. to make reference to the subject matter of the disagreement in connection with its reports.

       Effective March 16, 2005, Lawrence Scharfman & Co., C.P.A., P.C., located at 9608 Honey Bell Circle, Boynton Beach, FL 33437 was engaged by the Company to audit the consolidated financial statements of the Company for its fiscal years ended June 30, 2003, 2004 and 2005, and the related statements of income, stockholders’ equity, and cash flows for the year then ending. During the two most recent fiscal years or any subsequent interim period, the new independent accountant had not previously been engaged as either the principal accountant of the Company to audit its financial statements or of any significant subsidiary, nor has the Company consulted with him regarding any accounting issue, auditing or financial reporting issue regarding such financial statements or any reportable event prior to February 2005.

Item 7.   Financial Statements and Exhibits

Exhibit 16	Letter of Harvey Weingard, C.P.A. regarding change in certifying accountant.

Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005	The Furia Organization, Inc.,
a Delaware corporation

By: /s/ Michael D. Alexander
Michael D. Alexander
Chief Executive Officer